UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 10, 2023

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	USNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                        Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 10, 2023.  A total of 17,228,909 shares (approximately 89%) of the issued and outstanding shares of USANA common stock were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1.	USANA shareholders voted to elect seven individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
Kevin G. Guest	16,238,281	383,111	-	607,517
Xia Ding	16,303,530	317,862	-	607,517
John T. Fleming	16,298,673	322,719	-	607,517
Gilbert A. Fuller	15,326,598	1,294,794	-	607,517
J. Scott Nixon, CPA	16,525,756	95,636		607,517
Peggie J. Pelosi	16,199,852	421,540	-	607,517
Frederic Winssinger	16,268,634	352,758	-	607,517
Timothy E. Wood, Ph.D.	16,230,685	390,707	-	607,517

2.	USANA shareholders voted to ratify the Board’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2023 as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
17,184,640	37,509	6,760	-

3.	USANA shareholders voted to approve, on an advisory basis, executive compensation as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
15,943,230	672,183	5,979	607,517

4.	USANA shareholders voted to approve, on a non-binding advisory basis, the frequency of holding of an advisory vote on executive compensation as set forth below:

	1 Year	2 Years	3 Years	Abstain
Number of Shares For	15,823,729	1,288	717,133	79,242

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date:  May 11, 2023

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